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                                                                     Exhibit 4.5
                                                                [EXECUTION COPY]


                      CONVERTIBLE NOTE PURCHASE AGREEMENT

     This Convertible Note Purchase Agreement (this "Agreement") is entered into as of July 20, 1999 by and among Quality Care Solutions, Inc., a Nevada corporation (the "Company"), and the Investors listed on Exhibit A hereto (each, an "Investor" and, collectively, the "Investors").

                                  WITNESSETH:

     WHEREAS, the Company desires to sell, and the Investors desire to purchase, $900,000 in aggregate principal amount of the Company's 10% Convertible Promissory Notes due September 1, 2004, which notes shall be in substantially the form of Exhibit B hereto (the "Notes"); and

     WHEREAS, the parties wish to enter into this Agreement to set forth certain terms and conditions in connection with the purchase and sale of the Notes, including the issuance by the Company of certain warrants, in substantially the form of Exhibit C hereto (the "Warrants"), in order to induce the Investors to purchase the Notes.

     NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE OF NOTES AND WARRANTS.

     1.1 DESCRIPTION OF THE NOTES AND WARRANTS. The Company has authorized the issuance and sale of (i) $900,000 in principal amount of the Notes and (ii) Warrants to purchase an aggregate of 450,000 shares of Common Stock of the Company (the "Warrant Shares"). The Notes are convertible into shares of Series D Preferred Stock (the "Shares") of the Company on the terms and conditions hereinafter set forth. The Notes, Warrants, Shares and Warrant Shares are sometimes collectively referred to herein as the "Securities".

     1.2 PURCHASE AND SALE OF THE NOTES AND WARRANTS. At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Investor, and each Investor will buy from the Company, the amount of Notes and number of Warrants set forth opposite such Investor's name on Exhibit A hereto for the aggregate consideration (the "Purchase Price") set forth on such Exhibit. Upon closing, the Notes and Warrants shall be delivered by the Company to the Investors in accordance with Exhibit A hereto.

     1.3 CLOSING. The closing of the purchase and sale of the Notes and Warrants (the "Closing") shall be held at 10:00 a.m. on October 29, 1999, or on such other date as to which the Company and the Investors may agree (the date of such Closing being herein referred to as the "Closing Date"). The Closing shall be held at the offices of Bryan Cave LLP, 1 Renaissance
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Square, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004, or at
such other place as to which the Company and the Investors may agree.

     1.4 DELIVERIES OF COMPANY AT CLOSING. At the Closing or on such other date as may be mutually agreed between the Company and the Investors, the Company shall execute and deliver or cause to be executed and delivered to each Investor the following: (i) a Note in substantially the form of Exhibit B hereto, (ii) a Warrant in substantially the form of Exhibit C hereto and (iii) such other documents, certificates and instruments as may reasonably be required by the Investors in connection with the transactions contemplated hereby.

     1.5 DELIVERIES OF INVESTORS AT CLOSING. At the Closing or on such other date as may be mutually agreed between the Company and the Investors, the Investors shall deliver or cause to be delivered to the Company the Purchase Price.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Subject to and except as specifically disclosed by the Company in the Schedule of Exceptions attached as Exhibit D hereto, the Company represents and warrants to each Investor that:

     2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in Arizona and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

     2.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Notes and the Warrants and to carry out and perform its obligations under the terms of this Agreement and the Notes and Warrants.

     2.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 2,861,382 have been designated Series A Preferred Stock ("Series A Preferred"), 160,000 have been designated as Series B Preferred Stock ("Series B Preferred") and 6,875,685 have been designated as Series C Preferred Stock ("Series C Preferred"). Immediately prior to the Closing, the total number of outstanding shares of Common Stock was 9,376,962, the total number of outstanding shares of Series A Preferred Stock was 2,861,382, the total number of outstanding shares of Series B Preferred Stock was 160,000 and the total number of outstanding shares of Series C Preferred Stock was 6,826,983. All currently outstanding shares of Common Stock, Series A Preferred Stock and Series of Preferred Stock and Series C Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in


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the Company's Articles of Incorporation, certificates of designation, as amended, for each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred and Bylaws (collectively, the "Charter Documents"), and except for 3,782,896 outstanding options and 585,844 outstanding warrants to purchase shares of the Company's Common Stock, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

     2.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Notes and the Warrants by the Company, and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing, other than the filing of a certificate of designation creating the Company's Series D Preferred Stock (the "Series D Certificate"). This Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when and if issued in compliance with the provisions of the Notes, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

     2.6 PROPRIETARY RIGHTS. The Company has title and ownership of, or a valid right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes used in or necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has not violated any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the best knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

     2.7 LITIGATION. There are no material actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency. The foregoing includes, without limitation, material actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     2.8 TITLE TO PROPERTIES AND ASSETS; LIENS. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) the lien of current


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taxes not yet due and payable, and (ii) minor liens and encumbrances which, when considered individually or together, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and such properties and assets are sufficient to enable the Company to carry on its business as presently conducted.

     2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of or default under: (i) any term of its Charter Documents, as amended to date;
(ii) any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree; or (iii) any material order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Notes and the Warrants have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Charter Documents, as amended to date, and have not and will not result in any violation of, or conflict with, or constitute a default under, any of its material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     2.10 EMPLOYEES. The Company has no employment agreement with any of its employees that are not terminable by the Company at will, and is not a party to any collective bargaining agreements.

     2.11 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Notes and the Warrants, or the offer, sale or issuance of the Shares or the Warrant Shares, or the consummation of any other transaction contemplated hereby, except (a) the filing of the Series D Certificate in the office of the Nevada Secretary of State and (b) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and Warrant Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     2.12 BROKERS OR FINDERS. Neither the Company nor any Investor, as a result of any action taken by the Company, have incurred or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     2.13 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.14 INSURANCE. The Company has insurance policies in effect covering the risks associated with its business and properties which are of such character and in such amounts as are customarily maintained by entities engaged in the same or similar business and similarly situated.


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     2.15. FINANCIAL STATEMENTS. The Company has delivered to the Investor an audited balance sheet and profit and loss statement as of and for the annual period ended December 31, 1998 (the "Annual Financial Statements") and unaudited balance sheet and profit and loss statement as of and for the six-month period ended June 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been complied on a consistent basis throughout the period indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. The Company hereby represents and warrants that the Annual Financial Statements have been, and all yearly financial statements thereafter shall be, audited by an independent certified public accounting firm of national recognition and such financial statements shall be prepared in accordance with generally accepted accounting principles.

     2.16. EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974.

     2.17 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except to the extent the Company, in good faith, is contesting such amounts.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     Each Investor represents and warrants to the Company that:

     3.1 PREEXISTING RELATIONSHIP WITH COMPANY; BUSINESS AND FINANCIAL EXPERIENCE. It either (i) has a prior business and/or personal relationship with the Company and/or its officers and directors, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company, and who are not compensated by the Company, it has the capacity to protect its own interests in connection with the purchase of the Securities.

     3.2 INVESTMENT INTENT; BLUE SKY. It is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Securities, including the issuance of the Shares and the Warrant Shares, has not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor's investment intent and the accuracy of the Investor's representations as expressed herein. The Investor's address set forth on Exhibit A






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represents the Investor's true and correct state of domicile, upon which the
Company may rely for the purpose of complying with applicable "Blue Sky" laws.

     3.3 RULE 144. It acknowledges that the Shares and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

     3.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     3.5 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. It understands that the transfer of the Shares and the Warrant Shares is restricted by applicable state and Federal securities laws, and that the certificates representing the Shares and the Warrant Shares will be imprinted with legends restricting transfer except in compliance therewith.

     3.6 AUTHORIZATION. All action on the part of the Investor's partners, board of directors and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement, the Note and the Warrant by the Investor, the purchase of and payment for the Securities and the performance of all of the Investor's obligations hereunder and under the Note and the Warrant have been taken or will be taken prior to the Closing.
This Agreement, the Note and the Warrant, when executed and delivered by the Investor, shall constitute valid and binding obligations of the Investor, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.7 TAX LIABILITY. It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It has relied solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.   COVENANTS OF THE COMPANY.

     From and after the Closing Date and continuing so long as any Note remains outstanding:

     4.1 CORPORATE EXISTENCE, ETC. The Company will preserve and keep in force and effect its existence and such licenses and permits which, in its reasonable opinion, are necessary and material to the proper conduct of its business.

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     4.2  INSURANCE. The Company will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.

     4.3 SECURED DEBT. The Company will not, without the prior written consent of the holders of Notes representing at least 51% of aggregate principal amount then outstanding under all of the Notes, incur any secured indebtedness in excess of, individually or in the aggregate, $1,000,000.

     4.4 TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon or in respect of all or any part of the property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or any material interference with the use thereof by the Company.

     4.5 MAINTENANCE, ETC. The Company will maintain, preserve and keep its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (subject to normal wear and tear) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     4.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company shall not consolidate with or merge into any other corporation or sell or otherwise transfer its assets substantially as an entirety to any person, unless:

          (a) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by transfer the assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly and unconditionally assume, by an instrument in writing, the due and punctual payment of the principal of and interest under the Notes and the due and punctual performance or observance of every covenant of this Agreement, the Notes and the Warrants on the part of the Company to be performed or observed; and

          (b) immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing.

     Upon any consolidation or merger, or any transfer by the Company of its assets substantially as an entirety to any person, in accordance with this
Section 4.6, the successor corporation formed by such consolidation or into which the Company is merged or to which such


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transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein.

     4.7 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of said shares as shall from time to time be sufficient to effect the exercise of the Warrants. In addition, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of said shares as shall from time to time be sufficient to convert the Notes into Common Stock in accordance with the provisions thereof, assuming an initial conversion value of $1.25 per share. In the event the Company effects a Series D Offering (as defined in the Notes), the Company shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock such number of said shares as shall from time to time be sufficient to convert the Notes into Series D Preferred Stock in accordance with the provisions thereof.

     4.8 SECURITIES COMPLIANCE. As soon as possible on or after the Closing Date, and in no event later than 15 days following the Closing Date, the Company shall cause to be prepared and filed with the Securities and Exchange Commission, the Arizona Corporation Commission and such other authority as applicable, a Form D related to the issuance of the Note and Warrant.

5. THE INVESTOR'S CONDITIONS TO CLOSING. The obligation of the Investors to purchase the Notes and the Warrants at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 LEGAL INVESTMENT. At the time of the Closing, the purchase of the Notes and the Warrants hereunder shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

     5.4 CONDUCT OF BUSINESS; NO MATERIAL ADVERSE CHANGE. During the period from the date hereof to the Closing, (i) the business of the Company shall have been conducted only in, and the Company shall not have taken any action except in, the ordinary course of business and in a manner consistent with past practice; and (ii) no material adverse change shall have occurred in the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company.

     5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such


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transactions shall be reasonably satisfactory in form and substance to the
Investors and their counsel.

     5.6 QUALIFICATION. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Securities on the Closing Date shall have been duly obtained and shall be effective on and as of the Closing.

     5.7 SECRETARY'S CERTIFICATE. The Investors shall have received from the Company's Secretary a Certificate having attached thereto (i) the Company's Articles of Incorporation and Bylaws as in effect at the time of the Closing,
(ii) resolutions of the Board of Directors and, to the extent required, the stockholders authorizing the transactions contemplated hereby and (iii) good standing certificates with respect to the Company from the Secretaries of State of Nevada and Arizona, each dated as of a recent date.

     5.8 OFFICERS CERTIFICATE. The Investors shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer dated as of the Closing Date stating that the Closing Date stating that the representations and warranties of the Company set forth in Section 2 hereof are true and correct as of the date when made and as of the Closing Date and that the Company has performed, satisfied and complied with and shall continue to perform, satisfy and comply with all covenants, agreements and conditions as required to be performed by it as a condition to the Closing as may be set forth in this Agreement, the Note or Warrant.

     5.9 OPINION OF COUNSEL. The Investors shall have received an opinion of counsel from Bryan Cave LLP, counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit D hereto.

6. THE COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell the Notes and the Warrants at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investors on or prior to the Closing Date shall have been performed or complied with in all respects.

     6.3 LEGAL INVESTMENT. At the time of the Closing, the purchase of the Notes and the Warrants shall be legally permitted by all laws and regulations to which each Investors and the Company are subject.

7. REGISTRATION RIGHTS. At such time, if any, as the Notes are converted into the Shares, the holders of the Notes shall enter into the Company's Shareholder Rights Agreement dated as of May 29, 1998, or an amendment thereto, on the same basis, and shall receive the



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same rights and be subject to the same duties thereunder, as each other holder of the Company's Series D Preferred Stock.

8.   TERMINATION.

     8.1  This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent duly authorized by the Board of Directors of the Company and the Investors;

          (b) by the Investors or the Company if the Closing shall not have occurred on or before October 31, 1999;

          (c) by the Investors if the representations and warranties of the Company shall not be true and correct in all material respects at and as of the date of termination by the Investors, except for changes permitted or contemplated by this Agreement, or if the Company fails to comply in any material respect with any of its covenants or agreements contained herein; or

          (d) by the Company if the representations and warranties of the Investors shall not be true and correct in all material respects at and as of the date of termination by the Company, except for changes permitted or contemplated by this Agreement, or if the Investors fail to comply in any material respect with any of their covenants or agreements contained herein.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, notice thereof shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or their respective directors, officers or shareholders, except that noting in this Section 8.2 shall relieve any party to this Agreement from liability for breach of this Agreement or any misrepresentation hereof.

9.   MISCELLANEOUS.

     9.1 GOVERNING LAW AND SUBMISSION TO JURISDICTION. The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws principles) of the State of Arizona. Any action or proceeding arising out of, relating to or concerning this Agreement, including, without limitation, any claim of breach of contract, shall be filed in the State and Federal courts located in Maricopa County, Arizona, which courts shall have exclusive jurisdiction over the parties hereto and be the exclusive venue for all such actions or proceedings.

     9.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be


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amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

          (a) if to an Investor, at such Investor's address as set forth in Exhibit A or at such other address as such Investor shall have furnished to the Company.

          (b)  if to the Company, to:

               Quality Care Solutions, Inc.
               5030 East Sunrise Drive
               Phoenix, Arizona 85044
               Attn: Gregory S. Anderson
               Fax: (602) 940-1388

or at such other address as the Company shall have furnished to the Investors, with a copy to:

               Bryan Cave LLP
               Two North Central Avenue, Suite 2200
               Phoenix, Arizona 85004
               Attn: Joseph P. Richardson, Esq.
               Fax: (602) 364-7070

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     9.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     9.5 EXPENSES. Each party shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Investor and to the benefit of their respective successors and assigns, including each successive holder or holders of the Notes and Warrants.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        QUALITY CARE SOLUTIONS, INC.



                                        By: /s/ Robert F. Theilmann
                                            ------------------------------
                                        Name:  Robert F. Theilmann
                                        Title: CFO


                                        INVESTORS:


                                        AZTORE HOLDINGS, INC.




                                        By: /s/ Michael S. Williams
                                            ------------------------------
                                        Name:  Michael S. Williams
                                        Title: Pres.

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


Name, Address and
Fax No. of Investor           Principal Amount of Notes     Number of Warrants       Purchase Price
-------------------------     -------------------------     ------------------       --------------
Aztore Holdings, Inc.                   $900,000                 450,000                 $900,000
3710 E. Kent Dr.
Phoenix, AZ 85044
Fax No. (480) 759-9401


With a copy to:


Lewis and Roca LLP
40 North Central Avenue
Phoenix, Arizona 95004
Attn: Thomas J. Morgan,
Esq.
Fax No. (602) 262-5747

                                                                [EXECUTION COPY]

     THESE SECURITIES (INCLUDING ANY SHARES OF STOCK INTO WHICH THIS NOTE MAY BE CONVERTED) HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          QUALITY CARE SOLUTIONS, INC.
                                CONVERTIBLE NOTE

$900,000                                                        Phoenix, Arizona
                                                                October 29, 1999

     QUALITY CARE SOLUTIONS, INC., a Nevada corporation (the "Company"), the principal office of which is located at 5030 East Sunrise Drive, Phoenix, Arizona 85044, for value received hereby promises to pay to Aztore Holdings, Inc. ("Payee"), the principal office of which is located at 3710 East Kent Drive, Phoenix, Arizona 85044 or its registered assigns, the sum of up to Nine Hundred Thousand Dollars ($900,000), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below.

     The following is a statement of the rights of Payee and the conditions to which this Note is subject, and to which Payee, by the acceptance of this Note, agrees:

     1.   PAYMENTS.

          (a) Interest. Interest shall accrue on the outstanding principal amount of this Note at the rate of ten percent (10%) per annum and shall be payable semi-annually in arrears commencing on March 31, 2000, and payable on each September 30 and March 31 thereafter until all outstanding principal and interest on this Note shall have been paid in full.

          (b) Principal. All outstanding principal and accrued and unpaid interest under this Note shall be due and payable in full on July 1, 2004, unless earlier accelerated pursuant to Section 3 hereof or converted pursuant to
Section 4 hereof.

          (c) Prepayments. Upon 30 days' prior written notice to Payee, the Company may at any time prepay without penalty, in whole or in part, the principal sum of this Note, plus any unpaid accrued interest thereon to the date of payment.

     2.   ADVANCES

          (a) Notice of Drawdown. Subject to the provisions of this Note, Payee will advance and the Company will accept advances (the "Advances") of the principal amount of this Note within 10 business days after the Company's submission to Payee of a Notice of Drawdown in the form and content of Exhibit A attached hereto. The amount of each Advance must equal or exceed $200,000, provided that the aggregate amount of all Advances hereunder shall not exceed the maximum principal amount hereof, as set forth above.

          (b) Conditions to Advances. Payee's obligation to make Advances shall be conditioned upon the following:

               (i) No Event of Default (as that term is defined below) shall have occurred and be continuing under this Note;

               (ii) Payee shall have received the Company's Notice of Drawdown; and

               (iii) The Company's representations and warranties contained in the Note Purchase Agreement (as defined below) shall be true and correct in all material respects on the date of the Advance.

     3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (each, an "Event of Default"), Payee may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

          (i) The Company shall default in the payment of the principal and accrued and unpaid interest of this Note when due and payable, if such default is not cured by the Company within 10 days after the Payee has given the Company written notice of such default;

          (ii) The Company shall commit a material breach or default of any of its other obligations under this Note or the Note Purchase Agreement, where such breach or default is not cured within 30 days after notice thereof is given to the Company by Payee;

          (iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

          (iv) If, within 60 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

     4.  CONVERSION

         (a) Conversion upon an IPO or Change of Control. The entire principal amount of this Note shall be automatically converted into fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock") upon the closing of a firmly underwritten public offering (an "IPO") pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, with aggregate gross proceeds in excess of $10,000,000. The number of shares of Common Stock into which this Notes shall be converted shall be determined by dividing the aggregate principal amount hereof by the price at which a share of Common Stock is first offered and sold to the public pursuant to the IPO registration statement, net of underwriting commissions and discounts.

         (b) Conversion upon a Change of Control. The entire principal amount of this Note may be converted, at Payee's sole election, into fully paid and nonassessable shares of Common Stock upon any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company (any of the foregoing, a "Change of Control"). The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate principal amount hereof by the fair market value of a share of Common Stock as of such date, as reasonably determined by the Company's Board of Directors, provided that to the extent the Common Stock shall be converted into securities of another entity, cash or other property upon the consummation of such Change of Control, Payee shall receive such securities, cash or other property pursuant to such Change of Control as if this Note was converted into Common Stock as provided above immediately prior to the consummation of such Change of Control.

         (c) Conversion upon Series D Closing. The entire principal amount of this Note may be converted, at Payee's sole election, into fully paid and nonassessable shares of Series D Preferred Stock of the Company (the "Series D Preferred Stock") upon the consummation of the sale by the Company of shares of Series D Preferred Stock pursuant to an offering in which the Company receives at least $1 million in gross proceeds (which amount shall be in excess of the principal amount of this Note converted hereunder) (a "Series D Offering"). The number of shares of Series D Preferred Stock into which this Note may be converted shall be determined by dividing the aggregate principal amount hereof by the purchase price per share of Series D Preferred Stock pursuant to the Series D Offering, net of placement commissions, finders' fees and other, similar costs.

         (d) Notice of Conversion. If this Note is converted as provided herein, written notice shall be delivered to Payee at the address last shown on the records of the Company for Payee or given by Payee to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying Payee of the conversion to be effected, the principal amount of the Note to be converted, the number of shares of Common Stock or Series D Preferred Stock, as the case may be, issuable thereby, the date on which such conversion will occur and calling upon Payee to surrender to the Company, in the manner and at the place designated, the Note.

         (e) Mechanics and Effect of Conversion. In lieu of the Company issuing any fractional shares to Payee upon the conversion of this Note, the Company shall pay to Payee the amount of outstanding principal that is not so converted. In the event of any conversion of this Note, Payee shall thereafter be treated for all purposes as the record owner of the shares of Common Stock or Series D Preferred Stock, as the case may be, issuable thereby. Upon conversion of this Note and the payment of any amounts due and owing with respect to unpaid accrued interest or fractional shares, the Company shall be forever released from all its obligations and liabilities under this Note.

     5. ACCELERATION UPON A CHANGE OF CONTROL. Upon the occurrence of a Change of Control in connection with which Payee elects not to convert the principal amount of this Note pursuant to Section 4(b) hereof, Payee may, by written notice to the Company, declare the entire principal amount hereof and accrued unpaid interest hereon immediately due and payable.

     6. NOTE PURCHASE AGREEMENT. This Note is one of several Notes issued pursuant to that certain Convertible Note Purchase Agreement dated as of October --, 1999, to which the Company and Payee are parties (the "Note Purchase Agreement"). The Company and Payee are subject to, and entitled to the benefits of, the representations, warranties, covenants, conditions and agreements set forth in the Note Purchase Agreement.

     7. USE OF PROCEEDS. The Company will use Advances hereunder for general working capital purposes, including the payment of IPO-related expenses.

     8.  SECURITY. This Note is an unsecured general obligation of the Company.

     9. TRANSFER AND ASSIGNMENT. Payee may transfer, sell or otherwise dispose of this Note in any manner permitted by applicable securities and other laws; provided, however, that the Company shall not be obligated to recognize any such transfer unless it has received notice thereof from the transferor (or such transferor's representative). Subject to the preceding sentence, the rights and obligations of the Company and Payee shall be binding upon and benefit the successors, assigns, heirs, administrators, representatives and transferees of the parties.

     10. WAIVER AND AMENDMENT. The provisions of this Note may be amended, waived or modified only upon the written consent of the Company and Payee. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to preclude the exercise of any other rights which Payee may have.

     11. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Payee may, at its option, exercise any and all rights and remedies available to it at law or in equity.

     12. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

     13. NO SHAREHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon Payee or any other person the right to vote or consent to or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or otherwise.

     14. GOVERNING LAW AND SUBMISSION TO JURISDICTION. The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws principles) of the State of Arizona. Any action or proceeding arising out of, relating to or concerning this Note, including, without limitation, any claim of breach of contract, shall be filed in the State and Federal courts located in Maricopa County, Arizona, which courts shall have exclusive jurisdiction over the parties hereto and be the exclusive venue for all such actions or proceedings.

     15. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to the Sections hereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.


                                             QUALITY CARE SOLUTIONS, INC.



                                             By: /s/ Robert F. Theilmann
                                                --------------------------------

                                             Name: Robert F. Theilmann
                                                  ------------------------------

                                             Title: CFO
                                                   -----------------------------

                                   EXHIBIT A

                              NOTICE OF DRAWNDOWN

                                     NO. 1



                                October 29, 1999


VIA FACSIMILE

Aztore Holdings, Inc.
3710 E. Kent Dr.
Phoenix, AZ 85044
Fax No. (480)959-9401


                    Re: Notice of Drawdown


Dear              :


     Pursuant to the terms of that certain Convertible Note (the ("Note") dated as of October 29, 1999 by Quality Care Solutions, Inc., as Maker, in favor of you, as Payee, the undersigned hereby requests an advance in the amount of $250,000 pursuant to Section 2 of the Note. The undersigned hereby represents and warrants that the conditions to such advance, as set forth in the Note, have been satisfied.

                                        Very truly yours,

                                        QUALITY CARE SOLUTIONS, INC.

                                        By: /s/ Robert F. Theilmann
                                        ---------------------------------------
                                            Robert F. Theilmann, Chief Financial
                                            Officer